Schedule A

to the

Sub-Advisory Agreement

by and between

Exchange Traded Concepts LLC

and

Yorkville ETF Advisors, LLC

As of March 7, 2012,

as amended June 1, 2012

EXCHANGE TRADED CONCEPTS TRUST

Yorkville High Income MLP ETF

Yorkville High Income Composite MLP ETF

Yorkville High Income Infrastructure MLP ETF

Agreed and Accepted:

ADVISER: SUB-ADVISER:

Exchange Traded Concepts, LLC	Yorkville ETF Advisors, LLC

By: /s/ J. Garrett Steven	By: /s/ Darren Schuringa

Name: J. Garrett Stevens	Name: Darren Schuringa

Title: Chief Executive Officer	Title: Director

Schedule B

to the

Sub-Advisory Agreement

by and between

Exchange Traded Concepts LLC

and

Yorkville ETF Advisors, LLC

As of March 7, 2012,

as amended June 1, 2012

A. Sub-Advisory Fee. Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate based on a percentage of the average daily net assets of each Fund as follows:

Fund	Rate
Yorkville High Income MLP ETF	0.62%
Yorkville High Income Composite MLP ETF	0.62%
Yorkville High Income Infrastructure MLP ETF	0.62%

Agreed and Accepted:

ADVISER: SUB-ADVISER:

Exchange Traded Concepts, LLC	Yorkville ETF Advisors, LLC

By: /s/ J. Garrett Stevens	By: /s/ Darren Schuringa

Name: J. Garrett Stevens	Name: Darren Schuringa

Title: Chief Executive Officer	Title: Director